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                                                                      EXHIBIT 21



                                  SUBSIDIARIES



At January 1, 2005, the Company owned the following subsidiaries:

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                                                                     PERCENT
                                  STATE OR JURISDICTION OF              OF
SUBSIDIARIES                           INCORPORATION                OWNERSHIP
--------------------------------------------------------------------------------

Carlon Chimes Co.                       Delaware                       100
Lamson & Sessions Ltd.                  Ontario, Canada                100
LMS Asia Limited                        Hong Kong                      100
Dimango Products Corporation            Michigan                       100
Pyramid Industries II, Inc.             Delaware                       100